Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-5290 on Form S-8 of our report dated March 10, 2005, relating to the financial statements of Peet’s Coffee & Tea, Inc. and management’s report of the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Peet’s Coffee & Tea, Inc. for the year ended January 2, 2005.

/s/ DELOITTE & TOUCHE LLP

Oakland, California

March 16, 2005